Exhibit 2.5


                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement") dated effective as of January 31, 2002, among Network Lifestyle Radio (Canada) Corp. (the "Company"), a Canadian corporation, MicroAccel, Inc., a Utah corporation and parent of the Company (the "Parent"), and Michael Woodman (also known as Jesse Dylan) (the "Employee"), a resident of British Columbia.

     WHEREAS, the Employee serves as President and CEO of the Company and the Company provides management services to it Network Lifestyle Radio Corp. ("NLR") and Halo.TV, Inc.;

     WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in this Agreement, and the Employee wishes to be retained and employed by the Company on such terms and conditions;

     WHEREAS, the Parent, NLR and the shareholders of NLR have entered into certain share exchange agreement under which Parent will acquire NLR and its subsidiaries, including the Company (the "Share Exchange");

     WHEREAS, under the terms of the Share Exchange, the Parent wishes Employee and Employee has agreed to serve as President and CEO and a member of the board of directors of the Parent;

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.   Employment.  The Company hereby employs the Employee, and the Employee
          ----------
accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2.   Term.  Unless terminated at an earlier date in accordance with Section
          ----
7 of this Agreement, the term of the Employee's employment hereunder shall be for a period of two (2) years, commencing on the date of this agreement. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 30 days prior to the expiration of the initial term or any extension term.

     3.   Position  and  Duties.
          ---------------------

     (a)  Service  with  Company.  During  the  term  of  the  Employee's
          ----------------------
employment, the Employee agrees to serve as Chief Executive Officer of the Company, and to perform such reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time. The Employee also agrees to serve, for any period for which he is elected as a Director of the Company and the Parent and as officer and director of corporations affiliated with the Company.

     (b)  Performance  of  Duties.  The  Employee  agrees  to  serve the Company
          -----------------------
faithfully and to the best of his ability and to devote time, attention and efforts to the business and affairs of the Company during his employment by the Company. The Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While he remains employed by the Company, the Employee may participate in reasonable business activities, charitable activities and personal investment activities so long as such activities do not interfere with the performance of his obligations under this Agreement.

     4.   Compensation.
          ------------

     (a)  Base  Salary.  As  compensation  in  full  for  all  services  to  be
          ------------
rendered by the Employee under this Agreement, the Company shall pay to the Employee an annual base salary of $150,000 USD, less deductions and withholdings, which salary shall be paid on a monthly basis in arrears in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Employee during each year after the first year of the Employee's employment shall be established by the Company's Board of Directors following an annual performance review, but in no event shall the salary for any subsequent year be less than the salary in effect for the prior year.

     (b)  Incentive  Compensation.  In addition to the base salary, the Employee
          -----------------------
shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of the Company from time to time applicable to the Employee.

     (c)  Participation  in  Benefit Plans. While he is employed by the Company,
          --------------------------------
the Employee shall also be eligible to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that the Employee meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

     (d)  Expenses.  The  Company  will  pay  or  reimburse the Employee for all
          --------
reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification. The Employee acknowledges and agrees that the Company will not pay any allowance or expense for automobile use.

     5.   Confidential  Information.  Except  as  permitted  or  directed by the
          -------------------------
Company's Board of Directors, during the term of his employment or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement).

     6.   Noncompetition  Covenant.
          ------------------------

     (a)  Agreement  Not  to Compete. During the term of his employment with the
          --------------------------
Company and for a period of one month after the termination of such employment (whether such termination is with or without cause, or whether such termination is occasioned by the Employee or the Company), he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement or seek to hire any current or former employee of the Company.

     (b)  Geographic  Extent  of Covenant. The obligations of the Employee under
          --------------------------------
Section 6(a) shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation or any customer or supplier relations.

     (c)  Limitation  of  Covenant.  Ownership  by  the  Employee,  as a passive
          ------------------------
investment, of less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq shall not constitute a breach of this Section 6.

     (d)  Indirect  Competition.  The Employee will not, directly or indirectly,
          ---------------------
assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 6 if such activity were carried out by the Employee, either directly or indirectly. In particular the Employee agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

     (e)  Acknowledgment.  The  Employee  agrees  that  the  restrictions  and
          --------------
agreements contained in this Section 6 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 6 will cause substantial and irreparable harm to the Company that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this Section 6.

     7.   Termination  of  Employment.
          ---------------------------

     (a)  Grounds  for  Termination.  The  Employee's employment shall terminate
          -------------------------
prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

          (i) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies the Employee in writing of such election,

         (ii) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Employee in writing of such election, or

        (iii) The Employee elects to terminate this Agreement and notifies the Company in writing of such election.

     If  this  Agreement  is  terminated pursuant to clause (i) or (iii) of this
Section 7(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (ii) of this Section 7(a), such termination shall be effective 30 days after delivery of the notice of termination.

     (b)  "Cause"  Defined.  "Cause"  means:
           ---------------

          (i) The Employee has breached the provisions of Section 5 or 6 of this Agreement in any material respect,

         (ii) The Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as an officer or employee of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company,

        (iii) The Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business,

         (iv) The Employee has been convicted or has pleaded nolo contendere to criminal misconduct (except for misdemeanors, parking violations and minor traffic violations) or a crime of moral turpitude, or

In the event that the Company terminates the Employee's employment for "cause" pursuant to clause (ii) of this Section 7(b) and the Employee objects in writing to the Board's determination that there was proper "cause" for such termination within 20 days after the Employee is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section
(f). If the Employee fails to object to any such determination of "cause" in writing within such 20-day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to clause (ii) of Section 7(a) and the Employee's sole remedy shall be to receive the wage continuation benefits contemplated by
Section  7(e).

     (c)  Effect  of  Termination  Notwithstanding  any  termination  of  this
          -----------------------
Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

     (d)  Surrender  of Records and Property. Upon termination of his employment
          ----------------------------------
with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     (e)  Salary  Continuation.  If  the Employee's employment by the Company is
          --------------------
terminated by the Company pursuant to clause (ii) of Section 7(a), the Company shall continue to pay to the Employee his base salary (less any payments received by the Employee from any disability income insurance policy provided to him by the Company) through the earlier of (a) the date that the Employee has obtained other full-time employment with a position, duties, responsibility, compensation and status of Employee's employment under this Agreement, or (b) remainder of the term of this Agreement. If this Agreement is terminated pursuant to clauses (i) or (iii) of Section 7(a), the Employee's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

     In either event, if the Employee's employment by the Company terminates within six months of the end of any fiscal year of the Company, the Employee shall also be entitled to receive a pro rata portion (based on the number of days of employment during that fiscal year) of any bonus payment that would have been payable to him for that fiscal year pursuant to Section 4(b) if the Employee had been in the employ of the Company for the full fiscal year. No bonus will be payable to the Employee with respect to any fiscal year in which the Employee was employed by the Company for less than six months or with respect to any fiscal year after the fiscal year in which the Employee's employment terminated.

     8.   Miscellaneous.
          -------------

     (a)  Entire  Agreement.  This  Agreement  (including  the  exhibits,
          -----------------
schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     (b)  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (c)  Severability.  Whenever  possible,  each  provision  of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (d)  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

     (e)  Assignability.  Neither  this  Agreement  nor  any  right,  remedy,
          -------------
obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section  8.

     (f)  Modification,  Amendment,  Waiver or Termination. No provision of this
          ------------------------------------------------
Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Employee shall constitute a waiver of any other right or breach by the Employee.

     (g)  Notices.  All  notices, consents, requests, instructions, approvals or
          -------
other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

     To Company:      Network  Lifestyle  Radio  (Canada)  Corp.
                      3461  Bellevue  Avenue
                      West  Vancouver,  B.C.
                      V7V  1E1

     To Employee:     MichaelWoodman
                      4862  Northwood  Place
                      West  Vancouver,  BC
                      V7S  3C4

                      With a copy to:

                      Holmes, Greenslade
                      1880-1066 West Hastings
                      Vancouver, BC
                      V6E 3X1
                      Attention:  Mr. Stephen D. Holmes, Esq.

Any party may change the address set forth above by notice to each other party given as provided herein.

     (h)  Headings.  The  headings  and  any table of contents contained in this
          --------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (i)  Governing  Law:  This  Agreement shall be governed by and construed in
          --------------
accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the courts of British Columbia shall have jurisdiction over every dispute hereunder. Each of the parties hereto irrevocable attorns to the jurisdiction of the courts of British Columbia.

     (j)  Third-Party Benefit. Nothing in this Agreement, express or implied, is
          --------------------
intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     (k)  Withholding  Taxes. The Company may withhold from any benefits payable
          ------------------
under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.


                                     NETWORK LIFESTYLE RADIO (CANADA) CORP.

                                     PER:
                                     -------------------------------------------


                                     -------------------------------------------
                                     Print Name and Title


                                     EMPLOYEE


                                     -------------------------------------------
                                     Michael Woodman (also known as Jesse Dylan)